Exhibit 3.1

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

YouChange Holdings Corp

2. The articles are: (mark only one box)     ☐  Restated         ☒  Amended and Restated

Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒	The entity name has been amended.

☒	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☒	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☒	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☒	Articles have been added.

☒	Articles have been deleted.

☒	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
Each article has been amended.

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles.

The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. SAC 442,171,440v1	Nevada Secretary of State Restated Articles Revised: 8-31-11

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

YouChange Holdings Corp

2. The articles have been amended as follows: (provide article numbers, if available)

Each article has been amended.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: approximately 53%

4. Effective date and time of filing: (optional)       Date:                              Time:

            (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Jeffrey I. Rassas
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 8-31-11

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

INFINITY RESOURCES HOLDINGS CORP.

1. Name. The name of the corporation is Infinity Resources Holdings Corp. (the “Corporation”).

2. Purpose. The purpose for which this Corporation is organized is the transaction of any lawful business for which corporations may be incorporated under the laws of Nevada, as they may be amended from time to time.

3. Total Shares Authorized to Issue. The Corporation is authorized to issue two classes of stock to be designated as “Common Stock” and “Preferred Stock,” The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001 per share. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million Shares (10,000,000) shares, par value $0.001 per share, to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

Upon the effectiveness of these Amended and Restated Articles of Incorporation (the “Effective Date”), each five (5) shares of Common Stock, par value $0.001, of this Corporation’s issued and outstanding Common Stock at the close of business on the Effective Date shall be converted into one (1) share of fully paid and nonassessable Common Stock of the Corporation, without change in the aggregate number of shares of Common Stock the Corporation shall be authorized to issue pursuant to this Article 3. Each stockholder (the “Qualifying Stockholders”) who would be entitled to a fraction of a share of Common Stock as a result of the conversion (the “Share Fraction”) will not be issued a certificate for such Share Fraction but in exchange for the cancellation of their Share Fraction each Qualifying Stockholder will receive one (1) share of fully paid and nonassessable Common Stock.

4. Known Place of Business. The street address of the known place of business of the Corporation is 1375 North Scottsdale Road, Suite 140, Scottsdale, Arizona 85257.

5. Statutory Agent. The name and address of the statutory agent of the Corporation is CSC Services of Nevada, Inc., 2215-B Renaissance Drive, Las Vegas, Nevada 89119.

6. Board of Directors. The business and affairs of the Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation shall be fixed as set forth in the bylaws of the Corporation and may be increased or decreased from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Class I directors shall initially serve until the 2013 meeting of stockholders; Class II directors shall initially serve until the 2014 meeting of stockholders; and Class III directors shall initially serve until the 2015 meeting of stockholders. Commencing with the annual meeting of stockholders in 2013, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification, or removal.

7. Limitation of Liability. To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

8. Amendments. The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

EXECUTED this 16 day of October 2012 by the Incorporator.

Signed:	/s/ Jeffrey I. Rassas
Jeffrey I. Rassas, President & CEO

Name Consent or Release

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Name Consent (if name is currently filed in Nevada)

I,		, hereby give consent

current holder of name

to		to use the name

recipient of name consent

name being released for use by the reciplent

Name Reservation Release (if name is currently reserved in Nevada)

I,	Karl Zeidler	, hereby give consent
current holder of reserved name

to	YouChange Holdings Corp	to use the name
person to whom reserved name is being released

Infinity Resources Holdings reserved name being released

Signed:	X /s/ Karl Zeidler	(document must be signed before a notary public)
signature of current holder of name
State of	Arizona
County of	Maricopa

This document was acknowledged before me on 10/15/2012

                  date

By	Maya Castaneda	/s/ Maya Castaneda
	name of person being notarized	signature of notary public

Nevada Secretary of State Name Consent Release

Revised: 4-10-09

Registered Agent Acceptance (PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of	INFINITY SERVICES HOLDINGS CORP.

Name of Represented Business Entity

I,	CSC Services of Nevada, Inc.	am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a)	☒	commercial registered agent listed with the Nevada Secretary of State,
b)	☐	noncommercial registered agent with the following address for service of process:
	2215-B RENAISSANCE DRIVE	LAS VEGAS	Nevada	89119
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

c)	☐	represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

and hereby state that on	10/16/2012	| accepted the appointment as registered agent for
Date

the above named business entity.

X By: /s/ Karen Rose	10/16/2012
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

*lf changing Registered Agent when reinstating, officer’s signature required.
X
Signature of Officer	Date

Nevada Secretary of State Form RA Acceptance

Revised: 5-13-10